Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The following is a list that includes our subsidiaries as of February 28, 2010.

Entity Name	Jurisdiction
Qumranet, Inc.	Delaware
Red Hat (Switzerland) Sàrl	Switzerland
Red Hat AB	Sweden
Red Hat AB, Norway Branch	Norway
Red Hat Asia Pacific Pte Ltd	Singapore
Red Hat Asia Pacific Pty Ltd	Australia
Red Hat B.V.	Netherlands
Red Hat, bvba	Belgium
Red Hat Brasil Limitada	Brazil
Red Hat Canada Limited	Canada
Red Hat Czech, s.r.o.	Czech Republic
Red Hat de Argentina SA	Argentina
Red Hat France SARL	France
Red Hat FZ-LLC	Dubai
Red Hat GmbH	Germany
Red Hat India Pvt. Ltd.	India- Mumbai
Red Hat Israel Ltd.	Israel
Red Hat KK	Japan
Red Hat Limited	Ireland
Red Hat Middleware LLC	Delaware
Red Hat Professional Consulting, Inc.	Georgia
Red Hat S.R.L.	Italy
Red Hat S de RL de CV	Mexico
Red Hat SA I, LLC	Delaware
Red Hat SA II, LLC	Delaware
Red Hat Software (Beijing) Co., Ltd.	China
Red Hat Software Services (India) Pvt. Ltd.	India- Pune
Red Hat UK Limited	United Kingdom
RH Subsidiary, Inc.	Delaware
Varsity Gateway LLC	Delaware
Varsity Gateway, Inc.	Delaware